UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024,

Chicago, Illinois 60654

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 334-8534

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	MDRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07Submission of Matters to a Vote of Security Holders

At the 2019 Annual Meeting held on May 23, 2019, the stockholders of the Company voted on the following four proposals and cast their votes as described below:

1.The individuals listed below were elected at the 2019 Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Mara G. Aspinall	144,462,012	1,409,742	60,306	11,209,049
Paul M. Black	144,808,833	1,050,349	72,878	11,209,049
P. Gregory Garrison	144,849,383	1,011,574	71,103	11,209,049
Jonathan J. Judge	142,308,381	3,552,825	70,854	11,209,049
Michael A. Klayko	142,307,319	3,553,737	71,004	11,209,049
Yancey L. Spruill	144,845,835	1,014,347	71,878	11,209,049
Dave B. Stevens	144,666,977	1,193,485	71,598	11,209,049
David D. Stevens	141,925,416	3,935,047	71,597	11,209,049

2.A management proposal to approve the Allscripts 2019 Stock Incentive Plan, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
142,262,651	3,628,422	40,987	11,209,049

3.A management proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
156,932,848	142,827	65,434	0

4.A non-binding, advisory resolution to approve named executive officer compensation, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
143,699,945	2,133,967	98,148	11,209,049

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
Date: May 23, 2019
	By:	/s/ Brian P. Farley
Brian P. Farley EVP, Chief Administrative Officer, General Counsel and Corporate Secretary

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